Exhibit 10.4

                            INDEMNIFICATION AGREEMENT


     This INDEMNIFICATION AGREEMENT (this "Agreement") is made and entered into as of this 31st day of May, 2004, by HomeCom Communications, Inc., a Delaware corporation ("HomeCom"), and Tulix Systems, Inc., a Georgia corporation ("Tulix"). HomeCom and Tulix are referred to herein collectively as the "Parties."


                              W I T N E S S E T H:



     WHEREAS, HomeCom and Tulix are parties to that certain Asset Purchase Agreement, dated as of March 27, 2003 (the "Asset Purchase Agreement"), pursuant to which HomeCom has sold to Tulix, and Tulix has purchased from HomeCom, substantially all of the assets used in the operation of HomeCom's hosting and website maintenance business (the "Asset Sale");

     WHEREAS, as part of the Asset Sale, HomeCom intends to transfer, and Tulix intends to assume, the business currently performed by HomeCom for Roadrunner (the "Roadrunner Business"), although there is no written agreement between HomeCom and Roadrunner regarding the Roadrunner Business;

     WHEREAS, as part of the Asset Sale, HomeCom intends to transfer, and Tulix intends to assume, the business currently performed by HomeCom for Bend Cable, Belle Chambre, Bituminous Fire and T.C. Fields (the "Other Business");

     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:


     1. Definitions. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Asset Purchase Agreement.

     2. Indemnification.

          (a) Indemnification by Tulix. Subject to Section 10 of the Asset Purchase Agreement, Tulix, on behalf of itself, its affiliates and the representatives, agents, attorneys, insurers, employees, officers, directors, predecessors, successors and assigns of all of them (collectively, the "Tulix Parties"), hereby agrees to indemnify, defend and hold harmless HomeCom, its affiliates, and the representatives, agents, attorneys, insurers, employees, officers, directors, predecessors, successors and assigns of all of them (collectively, the "HomeCom Parties"), from and against any and all direct or indirect claims and manner of actions, suits, proceedings, matters, disputes, differences or causes of action, at law or in equity, and all direct or indirect debts, damages, losses, demands, liabilities, obligations, fees, costs and expenses (including attorneys' fees) of any kind whatsoever, whether foreseen or unforeseen, known or unknown, accrued or not accrued, actual or potential (collectively, "Losses"), which arise or have arisen, directly or indirectly, in connection with (i) the breach by Tulix of any representation or warranty in the Asset Purchase Agreement or in the other agreements entered into by the Parties in connection therewith (the "Other Transaction Documents"), or the failure by Tulix to perform any covenant, obligation or agreement in the Asset Purchase Agreement or the Other Transaction Documents, (ii) the Roadrunner Business, or
(iii) the Other Business.

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          (b) Indemnification by HomeCom. Subject to Section 10 of the Asset
Purchase Agreement, HomeCom, on behalf of itself and the other HomeCom Parties, hereby agrees to indemnify, defend and hold harmless the Tulix Parties from and against any and all Losses which arise or have arisen, directly or indirectly, in connection with the breach by HomeCom of any representation or warranty in the Asset Purchase Agreement or the Other Transaction Documents, or the failure by HomeCom to perform any covenant, obligation or agreement in the Asset Purchase Agreement or the Other Transaction Documents.

     3. Notices. All notices, requests, instructions, claims, demands, consents and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given on the date delivered by hand or by courier service such as Federal Express, or by other messenger (or, if delivery is refused, upon presentment) or upon electronic confirmation of a facsimile transmission, or upon delivery by United States first class mail (postage prepaid) to the parties at the following addresses:

          (a) If to HomeCom:

                   HomeCom Communications, Inc.
                   90 Grove Street
                   Suite 202
                   Ridgefield, Connecticut 02677
                   Attention:  Michael Sheppard
                   Tel:  (203) 431-8120
                   Fax:  (203) 431-8304

          (b) If to Tulix:

                   Tulix Systems, Inc.
                   3495 Piedmont Road
                   Building 12, Suite 110
                   Atlanta, GA  30305
                   Attention:  Gia Bokuchava
                   Telephone:  (404) 869-0345, ext.  ____
                   Facsimile:   (404) 231-2029

or to such other persons or addresses as the person to whom notice is given may have previously furnished to the other in writing in the manner set forth above (provided that notice of any change of address shall be effective only upon receipt thereof).

     4. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of HomeCom, Tulix and their respective successors and assigns.

     5. Entire Agreement; Amendment; Benefit of Provisions. This Agreement, together with the Asset Purchase Agreement and the Other Transaction Documents, embodies the entire agreement of the parties hereto with respect to the subject matter hereof. This Agreement may be amended or modified only by written instrument signed by HomeCom and Tulix.

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     6. Counterparts. This Agreement may be executed in one or more identical counterparts, each of which will be deemed to be an original and all of which when taken together will be deemed to constitute one and the same agreement.

     7. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW PROVISION OR RULE THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE.

     8. Severability. In case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect in any jurisdiction, such provision or provisions shall be ineffective only to the extent of such invalidity, illegality or unenforceability in such jurisdiction, without invalidating the remainder of such provision or provisions or the remaining provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision or provisions in such jurisdiction had never been contained herein, unless such a construction would be unreasonable.

     9. No Third Party Beneficiaries, etc. This Agreement is for the sole benefit of HomeCom, Tulix, their successors and assigns, and nothing herein is intended to or shall give or be construed to give to any other person or entity, other than the parties, any legal or other rights or benefits hereunder, whether as third party beneficiaries or otherwise. Wherever the words "include", "including" or any derivation thereof are used, such words shall be deemed to mean without limitation by reason of enumeration or otherwise.





                         (Signatures on following page.)

















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



     IN WITNESS WHEREOF, each party hereto has caused this Agreement to be duly executed by its respective officers thereunto duly authorized as of the day and year first above written.

                                            TULIX:

                                            TULIX SYSTEMS, INC.


                                            By: /s/ Gia Bokuchava
                                            ------------------------------------
                                            Name:  Gia Bokuchava
                                            Title: President and Chief Executive
                                                   Officer




                                            HOMECOM:

                                            HOMECOM COMMUNICATIONS, INC.


                                            By: /s/ Michael Sheppard
                                            ------------------------------------
                                            Name:  Michael Sheppard
                                            Title: Vice President, Licensed
                                                   Technologies Division